BYLAWS

                                     OF

                         RANSON & ASSOCIATES, INC.


                                 ARTICLE I

                                  Offices

SECTION 1. Principal Office. The principal office for the transaction of the business of the corporation is hereby located at 120 S. Market, Suite 450, Wichita, Sedgwick County, Kansas 67202.

SECTION 2. Registered Office. The corporation, by resolution of its board of directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in Kansas. By like resolution the resident agent at such registered office may be changed to any other person or corporation, including itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State, and a certified copy thereof shall be recorded in the office of the Register of Deeds for the county in which the new registered office is located (and in the old county, if such registered office is moved from one county to another).

SECTION 3. Other Offices. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.


                              ARTICLE II

                             Shareholders

SECTION 1. Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held at the principal place of the corporation unless another place within or without the State of Kansas is designated either by the board of directors pursuant to authority hereinafter granted to said board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

SECTION 2. Annual Meetings. The annual meetings of the shareholders shall be held on the last Friday of the fiscal year, in each year at 10:00 a.m. of said day; provided however, that should said day fall upon a legal holiday, then such annual meeting of shareholders shall be held at the same time and place on the Friday preceding such designated meeting date. At such


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meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

Written notice of each annual meeting shall be given to each shareholder entitled to vote, except as provided by K.S.A. 176520(b), either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day, and hour of such meeting, the general nature of the business to be transacted.

SECTION 4. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.

SECTION 5. Voting. Unless the board of directors has fixed in advance (pursuant to Article V, Section I) a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day next preceding the date on which the meeting shall be held. If the


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Articles of Incorporation permit the election of directors without written ballot, then such elections of directors shall be without written ballot, unless requested by any shareholder, in which case the election of directors shall be by written ballot. Every shareholder entitled to vote at any election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

SECTION 6. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice. If a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings

SECTION 8. Action Without Meeting. Any action which under any provision of the Kansas Corporation Code, may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the corporation with other corporations, or a sale of all or substantially all of the corporate property, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.

SECTION 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.


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SECTION 10. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders, the board of directors and of executive committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. The list of shareholders entitled to vote shall be prepared at least ten (10) days before every meeting of shareholders by the officer in charge of the stock ledger, which shall be the secretary, and shall be open to inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours for at least ten (10) days prior to such meeting. Such inspection may be made in person or by any agent or attorney authorized in writing by a shareholder, and shall include the right to make abstracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.

SECTION 11. Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during ordinary business hours.


                            ARTICLE III

                             Directors

SECTION 1. Powers. Subject to any limitations of the Articles of Incorporation, of the bylaws, and of the Kansas Corporation Code as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared the directors shall have the following powers, to-wit:

First--If allowed by the Articles of Incorporation, to alter, amend, or repeal the bylaws of the corporation.

Second--To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the bylaws, fix their compensation, and require from them security for faithful service.


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Third--To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with the law, or with the Articles of Incorporation or the bylaws, as they may deem best.

Fourth--To change the principal office and registered office for the transaction of the business of the corporation from one location to another as provided in Article I hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Kansas, as provided in Article I, Section 3 hereof; to designate any place within or without the State of Kansas for the holding of any shareholders' meeting or meetings except annual meetings; to prescribe the forms of certificates of stock, and to alter the forms of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.

Fifth--To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Sixth--To borrow money and incur indebtedness for purposes of the corporation, and to cause to be executed and delivered therefore in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Seventh--To appoint an executive committee and other committees, and to delegate to such committees any of the powers and authority of the board in the management of the business and affairs of the corporation, except as limited by K.S.A. 176301(c). Any such committee shall be composed of one or more directors.

SECTION 2. Number and Qualification of Directors. The authorized number of directors of the corporation shall be at least one (1) until changed by amendment to this bylaw. Directors need not be shareholders.

SECTION 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at a special meeting of shareholders held for that purpose as soon thereafter as conveniently may be. All directors shall hold office until their respective successors are elected. A director may be removed from office at any time for cause, however, by the shareholders or directors, and he may be removed without cause by


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the shareholders or directors, without a hearing, unless the director sought to be removed has sufficient shareholder support that by use of cumulative voting, if required, he would otherwise be able to maintain his position on the board in a regular election of board members.

SECTION 4. Vacancies. Vacancies on the board of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. If the Articles of Incorporation permit the election of directors without written ballots, then the election of directors to fill vacancies shall be without written ballots, unless requested by any director. If at any time, by reason of death, resignation, or other cause, the corporation should have no directors in office, then any officer or any stockholder or any executor, administrator, trustee or guardian of a stockholder or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of these bylaws, or may apply to the District Court for a decree summarily ordering election as provided for by the Kansas Corporation Code. Each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy or vacancies on the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at the meeting, or if any director or directors elected shall refuse to serve.

The shareholders holding at least ten percent (10%) of the outstanding voting stock may call a meeting at any time to fill any vacancy or vacancies not filled by the directors in accordance with the above procedures. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 5. Place of Meeting. Regular and special meetings of the board of directors shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, all meetings shall be held at the principal office of the corporation.


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SECTION 6. Organizational Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby waived.

SECTION 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as the board of directors may from time to time designate in advance of such meetings; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby waived.

SECTION 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by the secretary or by any other director. Notice of such special meetings, unless waived by attendance thereafter or by written consent to the holding of the meeting shall be given by written notice mailed at least five (5) days before the date of such meeting or be hand delivered or sent by telegram at least two
(2) days before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.

SECTION 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11. Quorum. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of


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Incorporation. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 12. Meetings by Telephone. Members of the board of directors of the corporation, or any committee designated by such board, may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 13. Adjournment. A majority of the directors present may adjourn any directors' meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the board.

SECTION 14. Action Without Meeting. Any action which under any provision of the Kansas Corporation Code, may be taken at a meeting of the board of directors, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.

SECTION 15. Votes and Voting. All votes required of directors hereunder may be by voice vote or show of hands, unless a written ballot is requested, which request may be made by any one director. Each director shall have one vote, unless the Articles of Incorporation provide that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter. Every reference to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

SECTION 16. Inspection of Books and Records. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders entitled to vote and its other books and records for a purpose reasonably related to such director's position as a director. When there is any doubt concerning the inspection rights of a director, the parties may petition the District Court, which may, in its direction, determine whether an inspection may be made and whether any limitations or conditions should be imposed upon the same.

SECTION 17. Fees and Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors, a fixed sum, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board of directors; nothing herein shall be construed to preclude any director from


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serving the corporation in any other capacity and receiving compensation therefor.


                           ARTICLE IV

                            Officers

SECTION 1. The officers of this corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

SECTION 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 3. Subordinate Officers, Etc. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall have authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

SECTION 4. Compensation of Officers. Officers and other employees of the corporation shall receive such salaries or other compensation as shall be determined by resolution of the board of directors, adopted in advance or after the rendering of the services, or by employment contracts entered into by the board of directors. The power to establish salaries of officers, other than the president or chairman of the board, may be delegated to the president, chairman of the board, or a committee.

SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

SECTION 6. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board. Any officer may resign at any time upon written notice to the corporation.


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SECTION 7. Chairman of the Board. The chairman of the board, if there be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these bylaws.

SECTION 8. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, at all meetings of the board of directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

SECTION 9. Vice Presidents. In the absence or disability of the president, the vice president, if there be such an officer or officers, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The board may elect an Executive Vice President and if so elected, the Executive Vice President shall be considered the first Vice President in order of rank. The vice president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws.

SECTION 10. Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.


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The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these bylaws or by law to be given and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

SECTION 11. Treasurer. The treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. He shall be bonded, if required by the board of directors.


                            ARTICLE V

                          Miscellaneous

SECTION 1. Record Date and Closing Stock Books.

(a) Record Date for shareholders' Meetings. The board of directors may by resolution fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or to execute a written consent to action in lieu of a shareholders' meeting. The record date so fixed shall be not less than ten
(10) days nor more than sixty (60) days prior to the date of the meeting or event for purposes of which it is fixed, and in no event can the record date be a date prior to the board of directors meeting at which the record date is fixed. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the corporation after the record date.

(b) Record Date for Dividends of Distributions. The board of directors may by resolution fix a time in the future as a


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record date for the determination of the shareholders entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares, or for the purpose of any other lawful action, which record date shall not be more than sixty (60) days prior to the date of the meeting or event for purposes of which it is fixed, and in no event can the record date be a date prior to the board of directors meeting at which the record date is fixed.

The board of directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vest, or the effective date of any change, conversion or exchange of shares.

SECTION 2. Indemnification of Directors and Officers. When a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys' fees incurred in the defense of the proceeding, if both of the following conditions exist:

     (a) The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

     (b) The court finds that his conduct fairly and equitably merits such indemnity.

The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys' fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided in Article II,
Section 2, for giving notice of shareholders meetings, in such form as the court directs.


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SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

SECTION 4. Annual Report. No annual report to shareholders shall be required, but the board of directors may cause to be sent to the shareholders reports in such form and at such times as may be deemed appropriate by the board of directors.

SECTION 5. Contracts, Deeds, Etc., How Executed. The board of directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose in any amount; provided however, that any contracts, agreements, deeds or other instruments conveying lands or any interest therein, and any other documents shall be executed on behalf of the corporation by the president (or by a vice president, if there be one, serving in the absence of the president), or by any other specific officer or agent or attorney so authorized under letter of attorney or other written power which was executed on behalf of the corporation by the president (or vice president serving in the absence of the president).

SECTION 6. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or vice president, if there be any, and the secretary, or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary, or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or these bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on its face or back the total amount of the consideration to be paid, the amount paid thereon and the terms by which the amount remaining unpaid is to be paid.


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SECTION 7. Representation of Securities of Other Corporations or
Entities. The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

SECTION 8. Fiscal Year. The board of directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

SECTION 9. Corporate Automobiles. In the event corporate automobiles are purchased and made available for use by corporate employees, then any employee utilizing such corporate automobile shall reimburse the corporation for personal use of such corporate automobile at a rate to be determined from time to time by the board of directors, unless the board decides otherwise. If personal use is determined to exceed the amount reimbursed, then such additional personal use shall be treated as additional compensation and reported on the employee's W-2.

SECTION 10. Conflict with Shareholders' Agreement. In the event that any shareholders' Buy-Sell Agreement or similar Agreement, executed by all shareholders who own stock in the corporation at the date of such Agreement, provides for a procedure which is in conflict with these bylaws, the provisions of such Agreement shall supersede these bylaws and these bylaws shall be deemed to be amended by unanimous consent of the shareholders and directors by virtue of the existence of such Agreement.


                            ARTICLE VI

                            Amendments

SECTION 1. Power of Shareholders or Directors. The bylaws of the corporation may from time to time be repealed, amended or altered, or new bylaws may be adopted, by either of the following ways:

     (a) By the stockholders, by unanimous written consent, or at any annual, regular or special meeting thereof (except, however, that non-voting stockholders may not


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         vote on said adoption, repeal or amendment of the bylaws); or

     (b) If allowed by the Articles of Incorporation, by resolution adopted by the board of directors then in office; provided, however, that the power of the directors to suspend, repeal, amend or otherwise alter the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the stockholders, if at the time of such enactment the stockholders shall so expressly provide. Notice of any amendment of the bylaws by the board of directors shall be given to each stockholder having voting rights within ten (10) days after the date of such amendment by the board.

                        CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

     (1) That I am the duly elected and acting secretary of Ranson & Associates, Inc., a Kansas corporation, and
     (2) That the foregoing bylaws, comprising fifteen (15) pages, constitute the original bylaws of said corporation, as duly adopted at the first meeting of the Board of Directors thereof duly held on the 10th day of November, 1995.

                                                 /s/ Robin K. Pinkerton
                                              _______________________________
                                               Robin K. Pinkerton, Secretary


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